Exhibit 99.1

COMPANY CONTACTS:	INVESTOR CONTACTS:
Endologix, Inc.	The Ruth Group
John McDermott, CEO	Nick Laudico (646) 536-7030
Shelley Thunen, CFO	Zack Kubow (646) 536-7020
(949) 595-7200
www.endologix.com

Endologix Reports Second Quarter 2015 Financial Results
Nellix Systems Increase 40% Over Prior Year

Irvine, Calif. (August 3, 2015) - Endologix, Inc. (NASDAQ: ELGX), developer and marketer of innovative treatments for aortic disorders, today announced financial results for the three and six months ended June 30, 2015.

John McDermott, Endologix Chairman and Chief Executive Officer, said, “Sales of Nellix Systems set a new record in the second quarter, increasing 29% sequentially over the first quarter and 40% over the second quarter of last year. These results reflect continued physician adoption of, and a growing interest in, Endovascular Aneurysm Sealing, or EVAS, with Nellix® as a very promising new therapy for patients with abdominal aortic aneurysms. During the second quarter, we also continued to advance clinical evidence in support of Nellix® with the presentation of the 300 patient Nellix global registry at the Charing Cross Symposium and presentation of the initial 30-day results from the U.S. IDE clinical trial at the Society of Vascular Surgery meeting. The clinical data presented at these meetings continues to demonstrate positive safety and efficacy results, and the lowest rates of endoleaks ever reported in prospective clinical studies for endovascular aneurysm devices. These results together with an increasing customer base and positive physician feedback, give us confidence in our continued growth prospects.”

Financial Results

Global revenue in the second quarter of 2015 was $39.5 million, a 3% increase from $38.3 million in the second quarter of 2014. For the six months ended June 30, 2015, global revenue increased 6% to $76.1 million, compared to $71.6 million for the six months ended June 30, 2014. On a constant currency basis, revenue for the second quarter and six months ended June 30, 2015 increased 8% and 11%, respectively.

U.S. revenue in the second quarter of 2015 was $28.8 million, a 14% sequential increase from the first quarter of 2015 and a 3% increase compared with $28.0 million in the second quarter of 2014. International revenue was $10.7 million, a 4% increase compared to $10.3 million in the second quarter of 2014. On a constant currency basis, second quarter international revenue increased 20%. European revenue was $7.9 million, a 1% increase as compared to $7.8 million in the second quarter of 2014, but 23% growth on a constant currency basis.

Gross profit was $24.1 million in the second quarter of 2015, which represents a gross margin of 61%, compared to gross margin of 74% in the second quarter of 2014. Gross profit was $51.0 million for the six months ended June 30, 2015, representing a gross margin of 67%. This compares with gross margin of 74% for the six months ended June 30, 2014. The decrease in gross margin for the second quarter and six months ended June 30, 2015 was primarily due to a $4.3 million increase in the reserve for product inventory related to the Company’s global transition to DURAPLY™ ePTFE Graft Material for the AFX® Endovascular AAA System, a reserve for the current AFX product in anticipation of FDA approval of AFX2 by the end of this year and a provision for Nellix inventory that will become obsolete due to quality and process improvements.

Total operating expenses were $36.3 million in the second quarter of 2015, compared to $32.3 million in the second quarter of 2014. Total operating expenses for the six months ended June 30, 2015 were $72.9 million, compared with $61.9 million for the six months ended June 30, 2014. The increase in operating expenses for the second quarter and six months ended June 30, 2015 was driven primarily by expansion of sales and clinical personnel in the U.S. and Europe and by research, development, clinical and regulatory expenses.

Endologix reported a net loss for the second quarter of 2015 of $13.0 million, or $(0.19) per share, compared with net loss of $9.0 million, or $(0.14) per share, for the second quarter of 2014. Endologix reported Adjusted Net Loss (non-GAAP and defined below) for the second quarter of 2015 of $12.0 million, or $(0.18) per share, compared with an Adjusted Net Loss for the second quarter of 2014 of $3.6 million, or $(0.06) per share.

For the six months ended June 30, 2015, Endologix reported a net loss of $24.2 million, or $(0.36) per share, compared to a net loss of $3.7 million, or $(0.06) per share, for the six months ended June 30, 2014. Endologix reported an Adjusted Net Loss (non-GAAP and defined below) for the six months ended June 30, 2015 of $21.3 million or $(0.32) per share, compared with an Adjusted Net Loss (non-GAAP and defined below) for the six months ended June 30, 2014 of $9.1 million or $(0.14).

Total cash, cash equivalents and marketable securities were $70.5 million as of June 30, 2015, compared to $86.7 million as of December 31, 2014.

Financial Guidance

Based on the Company’s results to date and outlook for the remainder of 2015, Endologix is revising its revenue guidance (based on an estimated foreign currency exchange rate) to be in the range of $154 million to $157 million, or growth of 4% to 6%, down from previous reported revenue guidance of $159 million to $165 million, or growth of 8% to 12% over 2014. This updated revenue guidance equates to constant currency guidance in the range of $160 million to $163 million, or constant currency growth of 8% to 10% from 2014. Endologix is also updating its GAAP Loss Per Share guidance to a range of $(0.72) to $(0.77) and an Adjusted Loss Per Share (non-GAAP and defined below) guidance to a range of $(0.59) to $(0.64), down $(0.08) per share on a GAAP and Adjusted basis from prior guidance due to the lower revenue guidance and increased reserve for product inventory during the second quarter.

Conference Call Information

Endologix's management will host a conference call today to discuss these topics, beginning at 5:00 P.M. Eastern time (2:00 P.M. Pacific time). To participate via telephone please call (877) 407-0789 from the U.S. or 1-(201)-689-8562 from outside the U.S. A telephone replay will be available for seven days following the completion of the call by dialing (877) 870-5176 from the U.S. or 1-(858)-384-5517 from outside the U.S., and entering pin number 13613919. The conference call will be broadcast live over the Internet at www.endologix.com. After the live webcast, a webcast replay of the call and a transcript of the call will be available online from the investor relations page of Endologix's website through August 3, 2016.

About Endologix

Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. Endologix's focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. Additional information can be found on Endologix's website at www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States.

Cautions Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to sales of, continued physician adoption of and interest in Nellix®, the progress of clinical trials, the results of clinical trials, our ability to obtain regulatory approval of our products, our ability to increase revenue through sales of our existing products and related new products, and 2015 financial guidance, the accuracy of which are necessarily subject to risks and uncertainties, that may cause Endologix’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include continued market acceptance of Endologix' products, the success of clinical trials relating to Endologix’s products under development, product research and development efforts, uncertainty in the process of obtaining regulatory approval for Endologix's products, risks associated with international operations, including currency exchange rate fluctuations, Endologix’s ability to protect its intellectual property rights and proprietary technologies, and other economic, business, competitive and regulatory factors. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Endologix undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2014, for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures

Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)", (2) "Adjusted Net Income (Loss) Per Share”, (3) “Adjusted EBITDA", and (4) "Adjusted EBITDA Per Share" enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods.  Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share Definitions:

"GAAP" is generally accepted accounting principles in the United States.

(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss) under GAAP, excluding: (i) the fair value adjustment to the Nellix acquisition contingent consideration; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; and (vi) business development expenses, including licensing costs related to research and development activities.

In the three and six months ended June 30, 2015, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix acquisition contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; and (iv) business development expenses.

In the three and six months ended June 30, 2014, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix acquisition contingent consideration liability; (ii) interest expense from the Company's convertible debt; and (iii) foreign currency (gains) or losses.

In future periods, Adjusted Net Income (Loss) will continue to exclude: (i) the fair value adjustments to the Nellix contingent consideration liability; (ii) interest expense from the Company's convertible debt; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses; and (vii) other non-recurring expenses or income, as described by Endologix.

(2) "Adjusted Net Income (Loss) per Share" is a non-GAAP measure defined by Endologix as Adjusted Net Income (Loss) divided by the average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

Adjusted EBITDA and Adjusted EBITDA Per Share Definitions:

(3) “Adjusted EBITDA” is a non-GAAP measure defined by Endologix as “Adjusted Net Income (Loss)” plus income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

(4) “Adjusted EBITDA per Share” is a non-GAAP measure defined by Endologix as Adjusted EBITDA divided by average shares outstanding (basic and diluted, as applicable under GAAP) for the corresponding period.

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Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
U.S.	$28,776	$27,992	$53,910	$51,980
International	10,703	10,335	22,239	19,611
Total Revenue	39,479	38,327	76,149	71,591
Cost of goods sold	15,347	9,820	25,111	18,789
Gross profit	$24,132	$28,507	$51,038	$52,802
Operating expenses:
Research and development	5,993	4,458	12,224	8,563
Clinical and regulatory affairs	3,597	2,722	7,047	4,922
Marketing and sales	19,842	19,167	39,441	35,311
General and administrative	6,850	5,932	14,139	13,094
Total operating expenses	36,282	32,279	72,851	61,890
Loss from operations	(12,150)	(3,772)	(21,813)	(9,088)
Other income (expense)	(690)	(1,529)	(2,049)	(2,502)
Change in fair value of contingent consideration related to acquisition	(100)	(3,772)	(200)	8,028
Total other income (expense)	(790)	(5,301)	(2,249)	5,526
Net loss before income tax (expense) benefit	$(12,940)	$(9,073)	$(24,062)	$(3,562)
Income tax (expense) benefit	(61)	80	(153)	(136)
Net loss	$(13,001)	$(8,993)	$(24,215)	$(3,698)
Other comprehensive income (loss) foreign currency translation	84	68	(1,670)	23
Comprehensive loss	$(12,917)	$(8,925)	$(25,885)	$(3,675)

Basic and diluted net loss per share	$(0.19)	$(0.14)	$(0.36)	$(0.06)
Shares used in computing basic and diluted net loss per share	67,615	62,699	67,441	62,403

Exhibit 99.1

Non-GAAP Reconciliations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net Loss to Adjusted Net Loss and Adjusted Net Loss Per Share:
Net loss	$(13,001)	$(8,993)	$(24,215)	$(3,698)
Fair value adjustment to Nellix contingent consideration liability	100	3,772	200	(8,028)
Interest expense	1,493	1,448	2,955	2,839
Foreign currency (gain) loss	(766)	155	(655)	(212)
Business development expenses	176	—	426	—
(1) Adjusted Net Loss	$(11,998)	$(3,618)	$(21,289)	$(9,099)
(2) Adjusted Net Loss Per Share	$(0.18)	$(0.06)	$(0.32)	$(0.14)

Adjusted Net Loss to Adjusted EBITDA and Adjusted EBITDA Per Share:
Adjusted Net Loss	$(11,998)	$(3,618)	$(21,289)	$(9,099)
Income tax expense (benefit)	61	(80)	153	136
Depreciation and amortization	1,444	611	2,933	1,213
Stock-based compensation expense	2,408	2,140	4,619	3,753
(3) Adjusted EBITDA	$(8,085)	$(947)	$(13,584)	$(3,997)
(4) Adjusted EBITDA Per Share	$(0.12)	$(0.02)	$(0.20)	$(0.06)

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$36,269	$26,798
Marketable securities	34,257	59,871
Accounts receivable, net allowance for doubtful accounts of $181 and $185, respectively.	29,138	26,113
Other receivables	121	498
Inventories	30,588	31,325
Prepaid expenses and other current assets	2,592	3,162
Total current assets	132,965	147,767
Property and equipment, net	24,808	25,696
Goodwill	28,709	28,866
Intangibles, net	42,702	43,465
Deposits and other assets	2,138	2,415
Total assets	$231,322	$248,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,760	$11,027
Accrued payroll	11,469	13,337
Accrued expenses and other current liabilities	4,979	5,260
Total current liabilities	28,208	29,624
Deferred income tax	879	879
Deferred rent	8,078	8,060
Other liabilities	349	489
Contingently issuable common stock	14,800	14,600
Convertible notes	72,156	70,407
Total liabilities	124,470	124,059
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized. No shares issued and outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized. 67,947,684 and 67,321,769 shares issued, respectively. 67,767,730 and 67,159,511 shares outstanding, respectively.	68	67
Treasury stock, at cost, 179,954 and 162,258 shares, respectively.	(2,619)	(2,328)
Additional paid-in capital	381,516	372,639
Accumulated deficit	(272,715)	(248,500)
Accumulated other comprehensive income	602	2,272
Total stockholders’ equity	106,852	124,150
Total liabilities and stockholders’ equity	$231,322	$248,209